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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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          Date of Report (Date of earliest event reported): May 7, 2004

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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       Indiana                        000-21642                  35-1617970
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
   of incorporation)                                      Identification Number)


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                           7337 West Washington Street
                              Indianapolis, Indiana
                                      46231
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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ITEM 5. OTHER EVENTS

Attached  hereto,  and  incorporated  herein by  reference in its  entirety,  as
Exhibit 99.1 is a copy of a press release announcing first quarter results for 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated May 7, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ATA Holdings Corp.

Date: May 7, 2004                          By: /s/ David M. Wing

                                           Name: David M. Wing
                                           Title: Executive Vice President & CFO


                                  EXHIBIT INDEX

Exhibit No.   Description of the Exhibit

99.1          Press Release dated May 7, 2004

                                                                      [ATA LOGO]
NEWS RELEASE
                                     Investor Relations Contacts: David M. Wing,
                                          Chief Financial Officer (317) 282-7087
                     Roxanne Butler,Investor Relations Specialist (877) 834-0606
                                                  investor.relations@iflyata.com
                                    Media Contact: Angela Thomas  (317) 282-7518
                                                     media.inquiries@iflyata.com


                ATA Holdings Corp. Reports First Quarter Results

INDIANAPOLIS, May 7, 2004--ATA Holdings Corp. (NASDAQ: ATAH), parent company of ATA Airlines, Inc., today reported a first quarter loss to common shareholders of $64.7 million, or $5.47 per share (basic and diluted). This compares with a loss to common shareholders of $11.4 million, or $0.97 per share (basic and diluted) in the first quarter of 2003.

"We are deeply disappointed to report a loss in the first quarter," said George Mikelsons, Chairman, CEO and President. "This loss was due to a one time non-operating charge resulting from accounting rules concerning our bond exchange, a price and capacity war in east-west markets during the first quarter, as well as high fuel prices. However, improvements made to ATA's product, efficiency and cost structure in 2003 have created a strong airline, and we have made changes to our routes and schedule that should improve earnings going forward. As a result, in April, we estimate our unit revenue to be up about 6.3 percent year-over-year."

"Looking forward, we have announced our interest in a 100-seat aircraft. ATA currently has the greatest average number of seats per aircraft of any U.S. airline, and this fact has limited our ability to offer our value product to shorter-haul or medium-sized markets. International markets also often lack a low-cost alternative. By acquiring a fleet of smaller aircraft, we can add more domestic markets, and offer additional frequency in existing ones. Then ATA's larger gauge aircraft can offer service to transoceanic markets."

"While we are proud that ATA maintains its status as having one of the lowest cost structures in the industry, challenges such as higher fuel prices and additional maintenance costs as our aircraft mature are forcing us to continuously review every element of cost that we can control, said Dave Wing, Executive Vice President and CFO. "We have asked our cockpit and cabin crews to assist the Company in these difficult times by postponing pay increases scheduled for 2004 and 2005. Our debt and lease restructuring--completed in January--significantly reduces ATA's future cash obligations in 2004 and gives the company an opportunity to improve its liquidity."

First Quarter Financial and Operating Results:

For the first quarter in 2004, consolidated operating revenues increased 3.7 percent to $387.3 million as compared to 2003. Scheduled service revenues increased 13.2 percent to $277.2 million, and charter service revenues decreased
18.4 percent to $91.7 million of which $80.7 million was for military flights. Total operating expenses increased 10.1 percent to $409.7 million.

The Company's  cost per available  seat mile (CASM)  increased by 4.3 percent to
7.34 cents in the first quarter of 2004 compared to 7.04 cents during the same time a year ago.

System-wide revenue passenger miles (RPMs) increased 5.9 percent to 3.57 billion, and available seat miles (ASMs) increased 5.6 percent to 5.58 billion compared with 2003. Consolidated revenue per available seat mile (RASM) was 6.94 cents in the first quarter of 2004, down 1.8 percent compared with 2003.

For ATA's scheduled service, RPMs increased 14.7 percent to 3.08 billion, ASMs increased 19.5 percent to 4.60 billion, and passenger load factor decreased 2.8 points to 67.0 percent compared with 2003. Scheduled service yield declined 1.3 percent to 9.00 cents and RASM decreased 5.2 percent to 6.03 cents.

Summary of Recent Events:

     o ATA's Anniversary Travel Awards Program reached a milestone of more than 617,000 registered members as of last week. Customer acceptance of ATA's frequent flyer program has exceeded all expectations.

     o ATA Airlines announced scheduled service operated by ATA Connection between Chicago-Midway and Fort Wayne, Indiana beginning in June with four daily flights.

     o    ATA  announced the  introduction  of a new  advertising  campaign that
          further  reinforces  the  theme  of  being  "Honestly   Different"  by
          introducing a new campaign titled, "Go Easy, Go ATA."

     o As part of its growing initiative to make travel easier and more convenient, ATA announced plans to offer daily, nonstop service from St. Petersburg-Clearwater International Airport to New York-LaGuardia beginning May 1, 2004.

     o    Beginning  June  1,  2004,   ATA  will  double  its  service   between
          Indianapolis and Chicago-Midway from eight to 16 round-trips, Monday through Friday.

     o In an aggressive move to meet the needs of today's business traveler, ATA announced a new Business Class initiative that will be available system-wide by the fourth quarter of 2004.

     o ATA Holdings Corp. announced at the end of January the successful completion of its aircraft lease and unsecured debt restructuring.

     o ATA Holdings Corp. announced that William F. O'Donnell has been promoted to the position of Senior Vice President of Human Resources.

ATA Holdings Corp.'s first quarter earnings conference call will be webcast live today at 1 p.m. Eastern Time at www.ata.com on ATA's investor relations web page and will remain archived on the website for future reference. The Company also filed an 8-K yesterday with additional information on its fleet plan and other statistics. To obtain this federal filing, please go to: http://www.sec.gov.

Now celebrating its 31st year of operations, ATA is the nation's 10th largest passenger carrier based on revenue passenger miles. ATA has the youngest, most fuel-efficient fleet among the major carriers, featuring the new Boeing 737-800 and 757-300 aircraft. The airline operates significant scheduled service from Chicago-Midway, Hawaii, Indianapolis, New York and San Francisco to over 40 business and vacation destinations. To learn more about the Company, visit our web site at www.ata.com.

Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements". These statements are based on ATA Holdings Corp.'s management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. More detailed information about those factors is set forth in filings made by ATA Holdings Corp. with the SEC. Except to the extent required under the federal securities laws, ATA Holdings Corp. is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share amounts

                                                                     Three Months Ended
                                                                           March 31,
                                                                   2004               2003
                                                                (Unaudited)       (Unaudited)      Change
Operating revenues:
   Scheduled service                                             $277,167          $244,768        13.2%
   Charter service
      Commercial charter                                           10,968            26,112       (58.0%)
      Military charter                                             80,722            86,195        (6.3%)
   Total charter service                                           91,690           112,307       (18.4%)
   Ground package                                                   4,895             5,211        (6.1%)
   Other                                                           13,581            11,343        19.7%
Total operating revenues                                          387,333           373,629         3.7%

Operating expenses:
   Salaries, wages and benefits                                   107,668            94,278        14.2%
   Fuel and oil                                                    82,290            75,092         9.6%
   Aircraft rentals                                                59,545            55,269         7.7%
   Handling, landing and navigation fees                           33,355            30,057        11.0%
   Aircraft maintenance, materials and repairs                     19,902            13,479        47.7%
   Crew and other employee travel                                  17,017            14,987        13.5%
   Depreciation and amortization                                   13,631            15,193       (10.3%)
   Other selling expenses                                          12,544            11,757         6.7%
   Passenger services                                              11,336            10,249        10.6%
   Advertising                                                      9,827            10,275        (4.4%)
   Commissions                                                      6,820             6,026        13.2%
   Facilities and other rentals                                     6,384             5,824         9.6%
   Insurance                                                        5,498             7,335       (25.0%)
   Ground package cost                                              4,063             4,204        (3.4%)
   Other                                                           19,804            18,084         9.5%
Total operating expenses                                          409,684           372,109        10.1%

Operating income (loss)                                           (22,351)            1,520     (1570.5%)

Other income (expense):
   Interest income                                                    543               806       (32.6%)
   Interest expense                                               (14,989)          (12,682)       18.2%
   Loss on extinguishment of debt                                 (27,314)                -      (100.0%)
   Other                                                             (233)             (636)      (63.4%)
Other expense                                                     (41,993)          (12,512)      235.6%

Loss before income taxes                                          (64,344)          (10,992)      485.4%
Income taxes                                                            -                 -         0.0%
Net loss                                                          (64,344)          (10,992)      485.4%

Preferred stock dividends                                            (375)             (375)        0.0%
Loss available to common shareholders                            $(64,719)         $(11,367)      469.4%

Basic earnings per common share:
  Average shares outstanding                                   11,822,770        11,764,753         0.5%
  Net loss per share                                               $(5.47)           $(0.97)      463.9%
Diluted earnings per common share:
  Average shares outstanding                                   11,822,770        11,764,753         0.5%
  Net loss per share                                               $(5.47)           $(0.97)      463.9%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Cents per ASM

                                                                               Three Months Ended
                                                                                    March 31,

                                                                        2004           2003
                                                                     (Unaudited)    (Unaudited)   Change
Total operating revenues                                                 6.94           7.07      (1.8%)

Operating expenses:
   Salaries, wages and benefits                                          1.93           1.78        8.4%
   Fuel and oil                                                          1.47           1.42        3.5%
   Aircraft rentals                                                      1.07           1.05        1.9%
   Handling, landing and navigation fees                                 0.60           0.57        5.3%
   Aircraft maintenance, materials and repairs                           0.36           0.26       38.5%
   Crew and other employee travel                                        0.30           0.28        7.1%
   Depreciation and amortization                                         0.24           0.29      (17.2%)
   Other selling expenses                                                0.22           0.22        0.0%
   Passenger services                                                    0.20           0.19        5.3%
   Advertising                                                           0.18           0.19       (5.3%)
   Commissions                                                           0.12           0.11        9.1%
   Facilities and other rentals                                          0.11           0.11        0.0%
   Insurance                                                             0.10           0.14      (28.6%)
   Ground package cost                                                   0.07           0.08      (12.5%)
   Other                                                                 0.37           0.35        5.7%
Total operating expenses                                                 7.34           7.04        4.3%

Operating income (loss)                                                 (0.40)          0.03    (1433.3%)



ATA HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)                                                 March 31,      December 31,
                                                                         2004             2003
                                                                      (Unaudited)

Cash and cash equivalents                                              $132,231         $160,644
Total current assets                                                    346,204          348,399
Property and equipment, net                                             245,401          253,482
Other assets                                                            270,357          268,106
Total assets                                                            861,962          869,987
Short-term debt and current maturities of long-term debt                 54,397           51,645
Total current liabilities                                               371,360          334,492
Long-term debt, less current maturities                                 445,346          443,051
Other liabilities                                                       133,682          107,214
Redeemable preferred stock                                               50,000           56,330
Convertible redeemable preferred stock                                   30,000           32,907
Shareholders' deficit                                                  (168,426)        (104,007)
Total liabilities and shareholders' deficit                            $861,962         $869,987




ATA HOLDINGS CORP. AND SUBSIDIARIES
OPERATING STATISTICS
                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                    2004        2003       Change
Revenue Passenger Miles (RPMs) (000s)
System-wide                                                                      3,570,942   3,370,698       5.9%
    Scheduled Service - Jet                                                      3,033,432   2,638,430      15.0%
    Scheduled Service - Commuter                                                    46,505      46,051       1.0%
  Scheduled Service - Total                                                      3,079,937   2,684,481      14.7%
  Charter Service                                                                  491,005     686,217     (28.4%)

Available Seat Miles (ASMs) (000s)
System-wide                                                                      5,582,822   5,284,710       5.6%
    Scheduled Service - Jet                                                      4,518,994   3,769,925      19.9%
    Scheduled Service - Commuter                                                    78,015      76,407       2.1%
  Scheduled Service - Total                                                      4,597,009   3,846,332      19.5%
  Charter Service                                                                  985,813   1,438,378     (31.5%)

Unit Revenue and Unit Costs
Scheduled Service Revenue per Available Seat Mile (RASM) (cents)                      6.03        6.36      (5.2%)
Charter Service Revenue per Available Seat Mile (RASM) (cents)                        9.30        7.81      19.1%
Scheduled Service Revenue per Revenue Passenger Mile (Yield) (cents)                  9.00        9.12      (1.3%)
Operating Expenses Per ASM (cents)                                                    7.34        7.04       4.3%
Non-fuel Operating Expenses Per ASM (cents)                                           5.87        5.62       4.4%

  Other Statistics
Scheduled Service Passenger Load Factor - Jet                                         67.1%       70.0%  (2.9 pts)
Scheduled Service Passenger Load Factor - Commuter                                    59.6%       60.3%  (0.7 pts)
Total Scheduled Service Passenger Load Factor                                         67.0%       69.8%  (2.8 pts)
System-wide Revenue Passengers Carried                                           2,824,963   2,639,812       7.0%
Average Daily Narrow-body Jet Utilization (hours)                                    11.72       10.77       8.8%
Average Daily Wide-body Jet Utilization (hours)                                       9.31        7.63      22.0%
System-wide Average Passenger Trip Length (miles)                                    1,264       1,277      (1.0%)
Average into-plane fuel price per gallon                                             $1.12       $1.09       2.8%
Gallons of Fuel Consumed (000s)                                                     73,155      69,020       6.0%
Aircraft in fleet - Jet (as of end of the period)                                       65          64       1.6%
Aircraft in fleet - Commuter (as of end of the period)                                  17          17       0.0%
Full-time Equivalent Employees (as of end of the period)                             7,655       7,156       7.0%

Notes: Numbers in operating statistics may not sum due to rounding.
       Sub service numbers now appear under charter statistics.


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